SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name: Putnam Preferred Income Fund -- Class A
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance):

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        $1,000    $1,000       $1,000

ERV =  Ending Redeemable Value   $1,170    $1,686       $2,147

T   =  Average Annual
       Total Return              17.05%     11.01%       7.94%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $747,462
Expenses                         $86,624
Reimbursement                    $0
Average shares                   14,199,279
NAV                              $8.59
Sales Charge                     3.25%
POP                              $8.88
Yield at POP                     6.37%

EQUIVALENT YIELD (reflecting dividends-received deduction)

Formula:

                 1-(non-qualifying % x highest corporate tax rate
30 day yield x -------------------------- = TAX EQUIVALENT YIELD
                 1-(Highest corporate tax rate)

30 day yield                     6.37%
non-qualifying percentage        30%
Highest corporate tax rate       35%
Tax equivalent yield             8.77%
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Fund name: Putnam Preferred Income Fund -- Class M
Fiscal period ending: 11/30/95
Inception date (if less than 10 years of performance):
4/20/95

TOTAL RETURN

Formula  --  Cumulative Total Return:      ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        n/a       n/a          $1,000

ERV =  Ending Redeemable Value   n/a       n/a          $1,099

T   =  Cumulative
       Total Return              n/a        n/a          9.88%*

                   *Life of fund, if less than 10 years

YIELD

Formula:

                  Interest + Dividends - Expenses
  2 (-------------------------------------------------- +1)(6) -1
                    POP x Average shares


Interest and Dividends           $4,191
Expenses                         $627
Reimbursement                    $0
Average shares                    79,708
NAV                              $8.58
Sales Charge                     2.00%
POP                              $8.76
Yield at POP                     6.21%

EQUIVALENT YIELD (reflecting dividends-received deduction)

Formula:

                 1-(non-qualifying % x highest corporate tax rate
30 day yield x -------------------------- = TAX EQUIVALENT YIELD
                 1-(Highest corporate tax rate)


30 day yield                     6.21%
non-qualifying percentage        30%
Highest corporate tax rate       35%
Tax equivalent yield             8.55%